UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2009

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 13, 2009, a Revised Stipulation of Settlement (the "Revised Stipulation") involving Cirrus Logic, Inc. (the "Company") was filed with the United States District Court – Western District of Texas (the "Court"). The Revised Stipulation modified the terms of settlement of all pending shareholder derivative lawsuits relating to the Company’s historical stock option granting practices as originally agreed by the Company on December 19, 2008 (the "Original Stipulation"). The terms of the Original Stipulation are described further in a Form 8-K filed by the Company on December 22, 2008.

The Revised Stipulation modified the terms of the Original Stipulation to address the concerns of the Court raised in the Court’s denial of Plaintiffs’ "Unopposed Motion for Preliminary Approval of Proposed Derivative Settlement" as described further in a Form 8-K filed by the Company on January 6, 2009. Specifically, the terms of the Revised Stipulation include: (1) the extension of the term of the proposed corporate governance changes to seven years rather than four years, and the extension of governance changes specifically regarding stock options to remain in effect indefinitely, subject to shareholder approved changes after seven years; (2) a release of claims against all defendants and the dismissal of the derivative lawsuits with prejudice; (3) the payment by the Company’s Directors’ and Officers’ insurer of $2.85 million to the Company; and (4) the withdrawal by plaintiffs of any request for an award of their attorneys’ fees and expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

March 13, 2009	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer